Exhibit 99.1

North American led investor group completes acquisition of Cleco

PINEVILLE, La., April 13, 2016 - Cleco Corporation (NYSE: CNL) announced today that the sale of Cleco to a group of North American infrastructure investors led by Macquarie Infrastructure and Real Assets (MIRA) and British Columbia Investment Management Corporation (bcIMC), with John Hancock Financial and other infrastructure investors (collectively, the investor group) is complete. The value of the transaction is approximately $4.7 billion, which includes approximately $1.3 billion of assumed debt.

“I am pleased to announce that today we closed our strategic merger to capture exceptional value for all of our public stakeholders,” said Bruce Williamson, Cleco's departing chairman, president and CEO. “While we structured this transaction to capture a premium valuation for all shareholders, we also sought to ensure that Cleco will continue to be locally managed and operated. Darren Olagues now will become CEO of Cleco effective with the close of the transaction. I wish him and the executive leadership team the best, and I am confident Cleco will remain a well-run company dedicated to safe operations and reliable power delivery.”
“Today marks the beginning of the next chapter in Cleco’s proud history,” said Olagues. “This transaction includes comprehensive commitments that preserve the core values of our company and protect our customers, our employees and the communities we serve. Customers will receive an average of $500 in rate credits and a two-year extension of the current base rate plan. Our communities will benefit because Cleco will remain in Pineville and the new owners will continue the company’s charitable giving and investments in economic development. Employees will benefit because staffing levels, salaries and benefits will be maintained for 10 years. I am honored to lead such a dedicated group of employees as we continue to work together in the best interest of our customers.”

“Cleco represents an excellent investment for the investor group’s clients who seek long term, stable returns,” said Chris Leslie, CEO of Macquarie Infrastructure Partners III, L.P., which, along with bcIMC, John Hancock and the other investors in the investor group, is providing $2.2 billion in funding for the transaction. “We are very pleased to invest in a business which has such a long-history of good operations and community service. We appreciate the Louisiana Public Service Commission's confidence that this transaction is the best path for Cleco’s future as a Louisiana company.”

“We strongly support Cleco’s commitment to providing power to the residents, businesses and communities of Louisiana. Our investment in Cleco complements our existing infrastructure portfolio and is considered a long-term investment for bcIMC and our clients,” said Lincoln Webb, senior vice president, infrastructure for bcIMC.

Cleco common stock will no longer be listed on the New York Stock Exchange and trading will be suspended post market, effective at the close of trading on April 13. Under the terms of the merger agreement, Cleco shareholders will receive $55.37 per share.

Forward-Looking Statements

Please note: Statements in this press release include “forward-looking statements” about future events, circumstances and results within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934, both as amended by the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact included in this press release, including, without limitation, statements containing the words “may,” “might,” “will,” “should,” “could,” “anticipate,” “estimate,” “expect,” “predict,” “project,” “future”, “potential,” “intend,” “seek to,” “plan,” “assume,” “believe,” “target,” “forecast,” “goal,” “objective,” “continue” or the negative of such terms or other variations thereof and similar expressions, are statements that could be deemed forward-looking statements. These statements are based on the current expectations of Cleco’s management.

Although Cleco believes that the expectations reflected in such forward-looking statements are reasonable, such forward-looking statements are based on numerous assumptions (some of which may prove to be incorrect) and are subject to risks and uncertainties that could cause the actual results and events in future periods to differ materially from Cleco’s expectations and those expressed or implied by these forward-looking statements because of a number of risks, uncertainties and other factors, all of which could have material adverse effects on future results, performance or achievements of Cleco. Therefore, forward-looking statements are not guarantees or assurances of future performance, and actual results could differ materially from those indicated by the forward-looking statements. Given these risks and uncertainties, investors should not place undue reliance on any forward-looking statements.
Factors that may cause results to differ materially from those described in the forward-looking statements are set forth in Cleco’s Annual Report on Form 10-K for the fiscal year ended Dec. 31, 2015, which was filed with the Securities and Exchange Commission on Feb. 26, 2016, under the headings Part I, Item 1A, “Risk Factors,” and Part II, Item 7, “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and in subsequently filed Forms 8-K. All written and oral forward-looking statements attributable to Cleco or persons acting on its behalf are expressly qualified in their entirety by these factors. The forward-looking statements represent Cleco’s views as of the date on which such statements were made and Cleco undertakes no obligation to update any forward-looking statements, whether as a result of changes in actual results, change in assumptions, or other factors affecting such statements.
Advisors
Macquarie Capital (USA) Inc. acted as exclusive financial advisor to the investor group including Macquarie Infrastructure and Real Assets (MIRA), British Columbia Investment Management Corporation (bcIMC), and John Hancock Financial.

About Cleco Corporation and Cleco Power LLC
Cleco Corporation is a public utility holding company headquartered in Pineville, La. Cleco owns a regulated electric utility company, Cleco Power LLC, which is engaged principally in the generation, transmission, distribution, and sale of electricity, primarily in Louisiana. Cleco Power owns 10 generating units with a total nameplate capacity of 3,333 megawatts. Cleco Power serves approximately 287,000 customers in Louisiana through its retail business, and it supplies wholesale power in Louisiana and Mississippi. For more information about Cleco, visit www.cleco.com.
About MIRA
Macquarie Infrastructure and Real Assets (MIRA) is the world's leading infrastructure asset manager with growing portfolios in real estate, agriculture and energy. MIRA manages more than $101 billion of assets under management invested in more than 120 portfolio businesses, ~300 properties, ~ 3.6 million ha of farmland. MIRA is part of Macquarie Group, a leading financial services provider across a diverse range of sectors around the world. Founded in 1969, Macquarie Group is listed on the Australian Stock Exchange and has operations in 28 countries and has a total of $370 billion in assets under management.

About bcIMC
With C$123.6 billion of managed net assets, the British Columbia Investment Management Corporation (bcIMC) is one of Canada's largest institutional investors within the global capital markets. Based in Victoria, British Columbia, bcIMC is a long-term institutional investor that invests in all major asset classes including infrastructure and other strategic investments. bcIMC's clients include public sector pension plans, public trusts, and insurance funds.

Cleco Analyst/Media Contact:
Robbyn Cooper
robbyn.cooper@cleco.com
(318) 484-7136

Macquarie Contact:
Melissa McNamara
melissa.mcnamara@macquarie.com
(212) 231-1667

bcIMC Contact:
Gwen-Ann Chittenden
communications@bcimc.com
(778) 410-7156